                                                                December 9, 2005

EarlyBirdCapital, Inc.
275 Madison Avenue
Suite 1203
New York, New York 10016

                  Re: Jaguar Acquisition Corporation.
                      -------------------------------
Gentlemen:

                  This letter will confirm the agreement of the undersigned to purchase warrants ("Warrants") of Jaguar Acquisition Corporation ("Company")
included in the units ("Units") being sold in the Company's initial public offering ("IPO") upon the terms and conditions set forth herein. Each Unit is comprised of one share of Common Stock and two Warrants. The shares of Common
Stock and Warrants will not be separately tradable until 90 days after the effective date of the Company's IPO unless EarlyBirdCapital, Inc. ("EBC")
informs the Company of its decision to allow earlier separate trading.

                  The undersigned agrees that this letter agreement constitutes an irrevocable order for EBC or an independent broker/dealer designated by EBC
(in either case, the "Broker") to purchase for the undersigned's account within the six month period commencing on the date separate trading of the Warrants commences ("Separation Date") up to $_______ of Warrants at market prices not to exceed $0.50 per Warrant ("Maximum Warrant Purchase"). The Broker agrees to fill such order in such amounts and at such times as it may determine, in its sole discretion, during the six month period commencing on the Separation Date (such period is hereinafter referred to as the "Purchase Period"). EBC further agrees that it will not charge the undersigned any fees and/or commissions with respect to such purchase obligation.

                  The Broker will promptly notify the undersigned of any
purchase of Warrants hereunder so that the undersigned can comply with applicable reporting requirements on a timely basis.

                  The undersigned agrees that he shall not sell or transfer the
Warrants until after the consummation of a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business and acknowledges that, at the option of EBC, the certificates for such Warrants shall contain a legend indicating such restriction on transferability.

                                           Very truly yours,

                                           -----------------------------------

ACKNOWLEDGED AND AGREED:

EarlyBirdCapital Inc.

By:____________________________

[Independent Broker]

By:____________________________